Exhibit 99.1
FOR IMMEDIATE RELEASE
Genesis HealthCare Contact:
Lori Mayer
Investor Relations
610-925-2000
GENESIS HEALTHCARE CORPORATION REPORTS
SECOND QUARTER 2007 RESULTS
KENNETT SQUARE, PA — (April 27, 2007) – Genesis HealthCare Corporation (GHC) (NASDAQ: GHCI) today announced income from continuing operations of $5.8 million, or $0.29 per diluted share, and net income of $5.4 million, or $0.26 per diluted share, for the quarter ended March 31, 2007, compared with income from continuing operations of $8.3 million, or $0.43 per diluted share, and net income of $8.1 million, or $0.42 per diluted share, in the comparable period in the prior year.
Earnings in the quarter were reduced by $0.32 per diluted share due to certain transaction, severance, deferred compensation plan and tax expenses, including $5.2 million, or $0.15 per diluted share, of transaction related costs from the proposed merger with affiliates of Formation Capital, LLC and JER Partners, $2.7 million, or $0.08 per diluted share, of severance related costs, $2.0 million, or $0.06 per diluted share, of incremental stock based compensation associated with the growth in the value of GHC’s common stock held in a deferred compensation plan and $0.03 per diluted share for an increase in GHC’s effective tax rate caused by the non-deductibility of certain merger related transaction costs.
For the six months ended March 31, 2007, income from continuing operations was $16.5 million, or $0.83 per diluted share, and net income was $16.1 million, or $0.81 per diluted share, compared with income from continuing operations of $19.6 million, or $1.00 per diluted share, and net income of $19.5 million, or $1.00 per diluted share, in the comparable six month period in the prior year.
Revenue for the quarter ended March 31, 2007 grew 13.7% to $496.1 million compared to revenue of $436.3 million in the comparable period in the prior year. Approximately $30.3 million of the increase in revenue was related to acquisitions and newly consolidated joint ventures. Adjusted for these items, revenues grew 6.7%. Revenue for the six months ended March 31, 2007 grew to $972.0 million compared to revenue of $871.9 million in the comparable period in the prior year. Approximately $39.3 million of the increase in revenue was related to acquisitions and newly consolidated joint ventures. Adjusted for these items, revenues grew 6.7%.
EBITDA for the quarter ended March 31, 2007 totaled $37.3 million compared to $35.6 million in the comparable period in the prior year. EBITDA for the quarter ended March 31, 2007 was negatively impacted by $9.9 million of transaction, severance and deferred compensation plan expenses. Furthermore, the quarter was positively impacted by $5.6 million related to acquisitions and newly consolidated joint ventures. EBITDA for the quarter ended March 31, 2006 was negatively impacted by $0.2 million of debt extinguishment costs. (See attached reconciliation on page 7).
EBITDA for the six months ended March 31, 2007 totaled $79.9 million compared to $75.9 million in the comparable period in the prior year. EBITDA for the six months ended March 31, 2007 was negatively impacted by $13.5 million of transaction, severance and deferred compensation plan expenses along with debt extinguishment costs incurred in the first quarter. Furthermore, the six month period was positively impacted by $7.7 million related to acquisitions and newly consolidated joint ventures. EBITDA for the six months ended March 31, 2006 was negatively impacted by $0.2 million of debt extinguishment costs. (See attached reconciliation on page 7).
The following table provides a reconciliation of the current quarter GAAP earnings per share to Non-GAAP earnings per share.

	Three months	Six months
	ended	ended
	March 31, 2007

Diluted EPS from continuing operations — GAAP	$0.29	$0.83
Adjust for:
Debt extinguishment costs	—	0.02
Transaction costs on proposed Merger	0.15	0.24
Incremental compensation costs for company shares held in deferred compensation plan	0.06	0.06
Severance costs	0.08	0.08
Effective tax rate adjusted to 40%	0.03	0.04

Diluted EPS from continuing operations — Non GAAP	$0.61	$1.28

Inpatient Services
Inpatient services net revenue grew 13.7% to $445.7 million in the quarter ended March 31, 2007 from $392.0 million in the prior year quarter. Acquisitions and newly consolidated joint ventures generated $30.3 million of the revenue growth, with the remainder attributed to an increase in non-Medicaid days mix and an increase in payor rates, while occupancy remained stable at 91.6%. Medicare rates in the quarter ended March 31, 2007 grew 5.6% to approximately $419 per patient day from the prior year quarter as a result of the October 1, 2006 inflationary increase as well as higher Medicare patient acuity. Medicaid rates in the quarter ended March 31, 2007 grew 4.4% to approximately $192 per patient day from the prior year quarter due to an increase in state Medicaid rates as well as higher patient acuity.
Inpatient services EBITDA grew 20.1% to $62.2 million in the quarter ended March 31, 2007 from $51.7 million in the comparable period in the prior year. Excluding acquisitions and the newly consolidated facilities, EBITDA grew 11.2% over the comparable period in the prior year. In addition to the revenue increases previously discussed, EBITDA growth was driven by improved cost control.
Rehabilitation Services
Rehabilitation services revenues grew 22.0% to $71.0 million in the quarter ended March 31, 2007 from $58.2 million in the prior year quarter. Revenues benefited from new business, higher pricing and higher patient acuity in the inpatient business.
Rehabilitation services EBITDA grew 51.5% to $5.1 million in the quarter ended March 31, 2007 from $3.4 million in the prior year quarter. In addition to the revenue increases, rehabilitation EBITDA improved due to therapist and operational efficiencies.
Balance Sheet and Cash Flow
GHC ended the quarter with $475.2 million of debt and $33.1 million of cash. Included within these balances is $43.7 million of non-recourse debt and $7.8 million in cash related to consolidated variable interest entities and other partnerships. During the quarter, GHC repaid $36.5 million of debt principally under the revolving credit facility. GHC’s operating cash flow for the quarter was $41.8 million. Capital expenditures in the quarter ended March 31, 2007 totaled $26.1 million.
Acquisitions, Dispositions and Newly Consolidated Joint Ventures
Acquisitions
Effective January 1, 2007, GHC completed a lease and purchase option agreement for 11 facilities in Maine with 748 skilled nursing and 220 residential care beds. Under the agreement, GHC leases the facilities for 25 years with an annual lease payment of approximately $5 million. GHC paid approximately $15 million in cash in exchange for tangible operating assets and has entered into a $53 million fixed price purchase option exercisable in 2026. The transaction is accounted for as a capital lease resulting in $40 million of capital lease obligations. The incremental interest and depreciation expense associated with this transaction totaled $1.1 million and $0.6 million, respectively in the quarter ended March 31, 2007.
On November 1, 2006, GHC completed the acquisition of a skilled nursing facility in Maryland with 115 beds, and on December 1, 2006 acquired two additional skilled nursing facilities and four assisted living facilities with a combined complement of 405 beds in West Virginia.
On June 1, 2006, GHC purchased its joint venture partners’ interests in three skilled nursing facilities located in West Virginia having a combined 208 beds.
Dispositions
During the second quarter, GHC closed a 90 bed skilled nursing facility which had annual revenues of approximately $5 million. Accordingly, GHC has accounted for this property as a discontinued operation in all periods presented herein.
Newly Consolidated Joint Ventures
Effective October 1, 2006, GHC began consolidating two partnerships in accordance with EITF Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” One of the partnerships is a jointly owned and managed skilled nursing facility having 112 beds. The second partnership owns the real estate of a skilled nursing facility that is leased to GHC.
Income Taxes
GHC’s effective tax rate of 45.9% in the quarter ended March 31, 2007 was adversely impacted by certain nondeductible transaction costs of the proposed merger.
No Earnings Conference Call, Webcast or Earnings Guidance
Genesis HealthCare will not host an earnings conference call or webcast, and will not provide fiscal 2007 earnings guidance.

About Genesis HealthCare Corporation
Genesis HealthCare Corporation (NASDAQ: GHCI) is one of the nation’s largest long-term care providers with over 200 skilled nursing centers and assisted living residences in 13 eastern states. Genesis also supplies contract rehabilitation therapy to over 600 healthcare providers in 20 states and the District of Columbia.
Visit our website at www.genesishcc.com.
Statements made in this release, our website and in our other public filings and releases, which are not historical facts contain “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “target,” “appears” and similar expressions. Such forward-looking statements include, without limitation, closure/timing of transactions including the amended agreement and plan of merger, expected reimbursement rates, our net operating loss carryforwards, our effective tax rate, agency labor utilization, wage rates, debt repayments, share repurchases, provider tax assessments, changes in state Medicaid rates the extent and effectiveness of our facilities renovation program, our expected income from continuing operations, earnings per diluted share, EBITDA and capital expenditures for fiscal 2007. Factors that could cause actual results to differ materially include, but are not limited to, the following: costs, changes in the reimbursement rates and timing/method of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; community-based care trends, capitation or other risk sharing reimbursement trends, efforts of third party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; competition in our business; the capital intensive nature of our inpatient services segment and the need for extensive capital expenditures in order to improve our physical infrastructure; an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance; competition for and availability of qualified staff in the healthcare industry and risks of potential strikes; our ability to control operating costs, and generate sufficient cash flow to meet operational and financial requirements; our ability to fulfill debt obligations; our covenants which limit our discretion in the operation of our business; an economic downturn or changes in the laws affecting our business in those markets in which we operate; the impact of new accounting pronouncements; the impact of implementing new information systems; the impact of acquisitions; the impact to our ongoing business caused by the diversion of management’s attention prior to the completion of the merger; when and if the proposed merger will be completed; financial and other implications if the proposed merger is terminated; and other matters beyond our control.
The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.
# # #

GENESIS HEALTHCARE CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended
	March 31, 2007	March 31, 2006

Net revenues	$496,070	$436,265
Operating expenses:
Salaries, wages and benefits	302,998	267,717
Other operating expenses	147,863	129,338
Loss on early extinguishment of debt	—	188
Transaction costs of proposed Merger	5,196	—
Lease expense	5,540	5,620
Depreciation and amortization expense	18,508	15,530
Interest expense	7,679	6,357
Investment income	(2,834)	(2,237)

Income before income tax expense, equity in net income of unconsolidated affiliates and minority interests	11,120	13,752
Income tax expense	4,933	5,579

Income before equity in net income of unconsolidated affiliates and minority interests	6,187	8,173
Equity in net income of unconsolidated affiliates	179	435
Minority interests	(552)	(323)

Income from continuing operations	5,814	8,285
Loss from discontinued operations, net of taxes	(453)	(217)

Net income	$5,361	$8,068

Per common share data:
Basic:
Income from continuing operations	$0.30	$0.43
Loss from discontinued operations	(0.02)	(0.01)
Net income	$0.27	$0.42
Weighted average shares	19,495,676	19,234,656

Diluted:
Income from continuing operations	$0.29	$0.43
Loss from discontinued operations	(0.02)	(0.01)
Net income	$0.26	$0.42
Weighted average shares	20,246,698	19,434,096

GENESIS HEALTHCARE CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED MARCH 31, 2007 AND 2006
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Six months ended
	March 31, 2007	March 31, 2006

Net revenues	$972,043	$871,871
Operating expenses:
Salaries, wages and benefits	590,126	535,727
Other operating expenses	287,677	253,103
Loss on early extinguishment of debt	766	188
Transaction costs of proposed Merger	7,985	—
Lease expense	11,004	11,086
Depreciation and amortization expense	36,128	30,269
Interest expense	14,388	12,855
Investment income	(5,398)	(4,176)

Income before income tax expense, equity in net income of unconsolidated affiliates and minority interests	29,367	32,819
Income tax expense	12,275	13,394

Income before equity in net income of unconsolidated affiliates and minority interests	17,092	19,425
Equity in net income of unconsolidated affiliates	415	969
Minority interests	(1,041)	(818)

Income from continuing operations	16,466	19,576
Loss from discontinued operations, net of taxes	(383)	(71)

Net income	$16,083	$19,505

Per common share data:
Basic:
Income from continuing operations	$0.85	$1.01
Loss from discontinued operations	(0.02)	(0.00)
Net income	$0.83	$1.01
Weighted average shares	19,472,439	19,349,677

Diluted:
Income from continuing operations	$0.83	$1.00
Loss from discontinued operations	(0.02)	(0.00)
Net income	$0.81	$1.00
Weighted average shares	19,836,027	19,599,130

GENESIS HEALTHCARE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA
(IN THOUSANDS)

	Three months ended		Six months ended
	March 31, 2007	March 31, 2006	March 31, 2007	March 31, 2006

Net income	$5,361	$8,068	$16,083	$19,505
Add back:
Loss from discontinued operations, net of taxes	453	217	383	71
Equity in net income of unconsolidated affiliates	(179)	(435)	(415)	(969)
Minority interests	552	323	1,041	818
Income tax expense	4,933	5,579	12,275	13,394
Interest expense	7,679	6,357	14,388	12,855
Depreciation and amortization expense	18,508	15,530	36,128	30,269

EBITDA	$37,307	$35,639	$79,883	$75,943

GENESIS HEALTHCARE CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	March 31, 2007	September 30, 2006

Assets:
Current assets:
Cash and equivalents	$33,092	$74,819
Current portion of restricted cash and investments in marketable securities	31,044	35,160
Accounts receivable, net	253,164	226,689
Prepaid expenses and other current assets	47,618	48,583
Deferred income taxes	39,704	45,206

Total current assets	404,622	430,457

Property and equipment, net	997,365	873,164
Restricted cash and investments in marketable securities	62,293	64,819
Deferred income taxes	8,105	5,830
Other long-term assets	99,934	98,260

Total assets	$1,572,319	$1,472,530

Liabilities and Shareholders’ Equity:
Current liabilities:
Current installments of long-term debt	$15,009	$4,829
Accounts payable and accrued expenses	192,465	162,978
Current portion of self-insurance liability reserves	36,554	40,455

Total current liabilities	244,028	208,262

Long-term debt	460,239	440,005
Self-insurance liability reserves	77,946	70,682
Other long-term liabilities	66,954	53,107
Commitments and contingencies
Total shareholders’ equity	723,152	700,474

Total liabilities and shareholders’ equity	$1,572,319	$1,472,530

GENESIS HEALTHCARE CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(IN THOUSANDS)

	Three months ended
	March 31, 2007	March 31, 2006

Cash flows from operating activities:
Net income	$5,361	$8,068
Net charges included in operations not requiring funds	26,229	26,323
Changes in assets and liabilities:
Accounts receivable	(14,363)	(9,492)
Accounts payable and other accrued expenses	21,508	(2,061)
Other, net	3,114	5,595

Total adjustments	36,488	20,365

Net cash provided by operating activities	41,849	28,433

Cash flows from investing activities:
Capital expenditures	(26,062)	(21,921)
Net proceeds on maturity or sale (purchases) of restricted marketable securities	5,103	(4,035)
Net change in restricted cash and equivalents	21	(23)
Purchase of eldercare centers	(19,097)	200
Other, net	479	543

Net cash used in investing activities	(39,556)	(25,236)

Cash flows from financing activities:
Net repayments under revolving credit facility	(33,000)	—
Repayment of long-term debt	(3,481)	(3,737)
Debt prepayment premium	—	(130)
Proceeds from exercise of stock options	679	839
Other, net	331	234

Net cash used in financing activities	(35,471)	(2,794)

Net (decrease) increase in cash and equivalents	$(33,178)	$403
Cash and equivalents:
Beginning of period	66,270	88,240

End of period	$33,092	$88,643

GENESIS HEALTHCARE CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED MARCH 31, 2007 AND 2006
(IN THOUSANDS)

	Six months ended
	March 31, 2007	March 31, 2006

Cash flows from operating activities:
Net income	$16,083	$19,505
Net charges included in operations not requiring funds	63,918	52,363
Changes in assets and liabilities:
Accounts receivable	(35,842)	(29,739)
Accounts payable and other accrued expenses	38,917	(20)
Other, net	1,261	5,900

Total adjustments	68,254	28,504

Net cash provided by operating activities	84,337	48,009

Cash flows from investing activities:
Capital expenditures	(53,157)	(53,962)
Net proceeds on maturity or sale of restricted marketable securities	13,904	475
Net change in restricted cash and equivalents	(7,088)	(621)
Purchase of eldercare centers	(68,716)	(4,823)
Consolidation of partnerships	2,324	—
Other, net	(164)	6,828

Net cash used in investing activities	(112,897)	(52,103)

Cash flows from financing activities:
Repayment of long-term debt	(13,991)	(5,212)
Debt prepayment premium and debt issuance costs	(383)	(130)
Purchase of common stock for treasury	—	(10,691)
Proceeds from exercise of stock options	767	1,108
Other, net	440	312

Net cash used in financing activities	(13,167)	(14,613)

Net decrease in cash and equivalents	$(41,727)	$(18,707)
Cash and equivalents:
Beginning of period	74,819	107,350

End of period	$33,092	$88,643

GENESIS HEALTHCARE CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three months ended		Six months ended
Segment Data (dollars in thousands)	March 31, 2007	March 31, 2006	March 31, 2007	March 31, 2006

Inpatient services
Revenue	$445,677	$392,047	$871,985	$783,830
EBITDA — $	62,150	51,729	123,610	104,244
EBITDA — %	13.9%	13.2%	14.2%	13.3%
EBITDA — $ per patient day	$33.52	$30.28	$33.92	$30.21
Rehabilitation therapy services (including intersegment amounts)
Revenue	$71,043	$58,214	$138,818	$116,359
EBITDA — $	5,114	3,375	10,711	8,061
EBITDA — %	7.2%	5.8%	7.7%	6.9%

	Three months ended		Six months ended
Selected Operating Statistics (Inpatient services segment)	March 31, 2007	March 31, 2006	March 31, 2007	March 31, 2006

Occupancy — Licensed Beds	91.6%	91.7%	91.7%	91.6%
Patient Days:
Private and other	403,203	347,783	780,849	703,824
Medicare	305,980	272,655	589,934	536,120
Medicaid	1,145,104	1,087,901	2,273,564	2,210,929

Total Days	1,854,287	1,708,339	3,644,347	3,450,873

Per Diems:
Private and other	$221.23	$216.57	$220.55	$213.96
Medicare	419.25	396.96	418.17	394.49
Medicaid (Pro Forma) (1)	192.44	184.28	192.59	183.61

Revenue quality mix (non-Medicaid) (1)	50.6%	48.7%	49.8%	48.1%
Nursing labor costs per patient day:
Employed labor	$87.35	$85.93	$87.07	$85.36
Agency labor	2.08	1.83	2.07	2.00

Total	$89.43	$87.76	$89.14	$87.36

	Inpatient Licensed	Inpatient Facility
At March 31, 2007:	Beds	Count

Owned
- Skilled Nursing	15,579	125
- Assisted Living	996	11

Total Owned	16,575	136
Leased
- Skilled Nursing	4,411	36
- Assisted Living	777	6

Total Leased	5,188	42

Total Owned and Leased (Consolidated)	21,763	178

Jointly Owned
- Skilled Nursing	745	4
- Assisted Living	586	5
Managed
- Skilled Nursing	2,767	21
- Assisted Living	638	4
- Transitional Care Units	206	8

Total Jointly Owned and Managed– (Unconsolidated)	4,942	42

(1)	- Medicaid per diems and quality revenue mix are presented on a pro forma basis to reflect retroactive provider assessments and other reimbursement settlements in the period they relate to.